Exhibit 1

                        HORIZON ENERGY DEVELOPMENT, INC.
                                  BALANCE SHEET
                                   (Unaudited)

                                                       At September 30, 2000
                                                        -------------------
ASSETS
Property Plant & Equipment
   Property Plant & Equipment                                 $249,073,641
   Accumulated D, D & A                                        (76,471,719)
                                                        -------------------
Net Property, Plant & Equipment                                172,601,922
                                                        -------------------

Current Assets:
   Cash and Temporary Cash Investments                           5,601,579
   Receivables - Net                                             5,891,685
   Unbilled Utility Revenue                                      2,846,070
   Materials/Supplies - Average Cost                             4,872,627
   Prepayments                                                      64,227
                                                        -------------------
Current Assets                                                  19,276,188
                                                        -------------------

Other Assets                                                    10,743,516
                                                        -------------------

Total Assets                                                  $202,621,626
                                                        ===================

CAPITALIZATION & LIABILITIES
Capitalization:
   Capital Stock of Subsidiaries                                    $4,750
 Paid in Capital                                                38,245,591
   Earnings Reinvested in Business                              (6,101,504)
   Accumulated Other Comprehensive Income (Loss)               (27,604,193)
                                                        -------------------
Total Common Stock Equity                                        4,544,644
                                                        -------------------

   Long-Term Debt Net of Current Portion                        29,364,111
   Notes Payable - Intercompany - Long Term                     90,000,000
                                                        -------------------
Total Capitalization                                           123,908,755
                                                        -------------------

Minority Interest in Foreign Subsidiaries                       23,030,976
                                                        -------------------

Liabilities:
   Notes Payable to Banks                                       18,301,625
   Notes Payable - Intercompany                                  8,700,000
   Long Term Debt Due Current                                    8,540,266
   Accounts Payable - Other                                      9,691,335
   Accounts Payable - Intercompany                               3,378,266
   Other Accruals & Current Liabilities                         (3,076,414)
                                                        -------------------
Total Current Liabilities                                       45,535,078
                                                        -------------------

Deferred Credits:
   Accumulated Deferred Income Tax                               9,265,840
   Other Deferred Credit                                           880,977
                                                        -------------------
Total Deferred Credits                                          10,146,817
                                                        -------------------

Total Capitalization & Liabilities                            $202,621,626
                                                        ===================